                                                                      Exhibit 24

                                 POWER OF ATTORNEY FOR

                           SECTION 16 UNDER THE EXCHANGE ACT

        Know all by these presents that the undersigned, does hereby make, constitute and appoint each of Bret Jardine, Elizabeth Price and Josephine
Kenney, or any one of them, as a true and lawful attorney-in-fact of the undersigned with full powers of substitution and revocation, for and in the name, place and stead of the undersigned (in the undersigned's individual capacity), to execute and deliver such forms that the undersigned may be required to file with the U.S. Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of First Advantage
Corporation (i) pursuant to Section 16(a) of the Securities Exchange Act of
1934, as amended, including without limitation, statements on Form 3, Form 4 and
Form 5 (including any amendments thereto) and (ii) in connection with any applications for EDGAR access codes, including without limitation the Form ID.
The Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with regard to his or her ownership of or transactions in securities of First Advantage Corporation, unless earlier revoked in writing. The undersigned acknowledges that Bret
Jardine, Elizabeth Price and Josephine Kenney are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities
Exchange Act of 1934, as amended.

        In witness whereof the undersigned has caused this Power of Attorney to be executed for the uses set forth above.

                                        By: /s/ James L. Clark
                                            ------------------
                                        Name: James L. Clark

Date: May 27 2021